Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of salesforce.com, inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2022.

Name of Entity	Jurisdiction
Salesforce Argentina S.R.L.	Argentina
Vlocity AR SRL	Argentina
ClickSoftware Australia Pty Ltd	Australia
Datorama Australia Pty Ltd	Australia
ExactTarget Pty. Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
Slack Australia Pty Ltd	Australia
Tableau Australia Pty. Ltd.	Australia
SFDC Austria GmbH	Austria
SFDC Netherlands B.V. Belgium Branch	Belgium
ClickSoftware Brazil Solucoes em Gestao de Forcas de Trabalho Ltda.	Brazil
Salesforce Tecnologia, Ltda.	Brazil
Vlocity Aplicativos em Nuvem Brasil Ltda.	Brazil
Acumen Solutions Consulting Canada, Inc.	Canada
LevelJump Software Corp.	Canada
Mobify Research and Development Inc.	Canada
salesforce.com Canada Corporation	Canada
Tableau Canada Co.	Canada
Compass Acquisition II Corp.	Cayman Islands
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
salesforce.com Information Technology (Shanghai) Co., Ltd. Beijing Branch	China
Tableau (China) Co., Ltd. Guangzhou Branch	China
Tableau (China) Co., Ltd.	China
Tableau (China) Co., Ltd. Beijing Branch	China
SFDC Columbia S.A.S	Columbia
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
ExactTarget S.A.S.	France
salesforce.com France S.A.S.	France
SFDC France Data Centre Sárl	France
ClickSoftware Central Europe GmbH	Germany
Datorama GmbH	Germany
ExactTarget GmbH in liquidation	Germany
MuleSoft Germany GmbH in liquidation	Germany
salesforce.com Germany GmbH	Germany
Salesforce.org Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
Vlocity Germany GmbH	Germany
Demandware Hong Kong Limited	Hong Kong
MuleSoft Hong Kong Limited	Hong Kong

Name of Entity	Jurisdiction
salesforce.com Hong Kong Limited	Hong Kong
Tableau Hong Kong Company Limited	Hong Kong
ClickSoftware India Private Limited	India
Geocloudio Technologies Private Limited	India
salesforce.com India Private Limited	India
Salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Bengaluru Branch	India
salesforce.com India Private Limited Hyderabad Branch	India
salesforce.com India Private Limited Mumbai Branch	India
Slack Technologies India LLP	India
Tableau Software India Pvt. Ltd.	India
Tomax India Software Private Limited	India
Vlocity Cloud Applications India Private Limited	India
SFDC Ireland Limited	Ireland
Slack Technologies Limited	Ireland
Tableau International, Unlimited Company	Ireland
Salesforce Worldwide Holdings Limited	Isle of Man
Bonobot Technologies Ltd.	Israel
ClickSoftware Professional Services Ltd.	Israel
ClickSoftware Technologies Ltd.	Israel
Datorama Technologies Ltd.	Israel
Implisit Insights Ltd.	Israel
Kerensen Consulting Israel Ltd.	Israel
salesforce.com Israel Ltd.	Israel
Vlocity Cloud Computing Israel Ltd.	Israel
salesforce.com Italy S.r.l.	Italy
Datorama Japan Inc.	Japan
Kabushiki Kaisha salesforce.com	Japan
Salesforce.com Korea Limited	Korea, Republic of
Slack Technologies Korea, LLC	Korea, Republic of
Optimizer HoldCo S.a.r.l.	Luxembourg
Optimizer TopCo S.a.r.l.	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
Vlocity Cloud Applications Mexico S. de R.L. de C.V.	Mexico
Salesforce Technologies Morocco	Morocco
SFDC International Holdings B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
Slack Netherlands B.V.	Netherlands
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway
SFDC Portugal, Unipessoal LDA	Portugal
ClickSoftware Singapore Pte. Ltd.	Singapore
Datorama Singapore Pte. Ltd.	Singapore
ExactTarget Pte. Ltd. (in liquidation)	Singapore

Name of Entity	Jurisdiction
salesforce.com Singapore Pte. Ltd.	Singapore
Tableau Asia Pacific Pte. Ltd.	Singapore
Vlocity Singapore Pte. Ltd. (in liquidation)	Singapore
ClickSoftware Technologies (Pty) Ltd	South Africa
SFDC South Africa (Pty) Limited	South Africa
salesforce Systems Spain, S.L.	Spain
Vlocity Cloud Applications Spain SLU	Spain
ExactTarget AB	Sweden
SFDC Sweden AB	Sweden
Slack Sweden AB	Sweden
Lintao SA	Switzerland
Salesforce GFO Sarl	Switzerland
salesforce.com sarl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Salesforce.com (Thailand) Co., Ltd.	Thailand
Acumen Solutions UK Ltd.	United Kingdom
ClickSoftware Europe Limited	United Kingdom
Datorama UK Ltd.	United Kingdom
Salesforce UK Limited	United Kingdom
Salesforce.org EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
Slack UK Limited	United Kingdom
Tableau Software UK Ltd.	United Kingdom
Vlocity, UK Limited	United Kingdom
450 Mission LLC	United States of America
Acumen Solutions, Inc.	United States of America
AKTA US LLC	United States of America
BeyondCore, LLC	United States of America
Bonobot Technologies (US), Inc.	United States of America
Buddy Media, LLC	United States of America
C Level Club LLC dba The CMO Club	United States of America
ClickSoftware, Inc.	United States of America
Clipboard, LLC	United States of America
CloudCraze Software LLC	United States of America
Computable Insights LLC	United States of America
Credential Master Inc.	United States of America
Demandware, LLC	United States of America
Demandware Securities, LLC	United States of America
Diffeo, Inc.	United States of America
DimDim Inc.	United States of America
Evergage, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC	United States of America

Name of Entity	Jurisdiction
Griddable Inc.	United States of America
Heroku, Inc.	United States of America
Heywire, Inc.	United States of America
Implisit, Inc.	United States of America
Krux Digital, LLC	United States of America
Little Ohana LLC	United States of America
MapAnything, LLC	United States of America
Metamind, Inc.	United States of America
Mobify (USA) Inc.	United States of America
MuleSoft International, LLC	United States of America
MuleSoft, LLC	United States of America
My Salesforce LLC	United States of America
Narrative Science LLC	United States of America
Quip, LLC	United States of America
RebelMail, Inc.	United States of America
RelateIQ LLC	United States of America
Rimeto, Inc.	United States of America
roundCorner, LLC	United States of America
Salesforce Communications, LLC	United States of America
Salesforce Development LLC	United States of America
Salesforce Holdings LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
salesforce.org, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
SFDC Worldwide Holdings, Inc.	United States of America
Slack Fund LLC	United States of America
Slack Technologies, LLC	United States of America
Tableau Federal, Inc.	United States of America
Tableau International LLC	United States of America
Tableau Software, LLC	United States of America
Tomax, LLC	United States of America
Twin Prime, Inc.	United States of America
Vlocity, LLC	United States of America